Exhibit 99.1
Investor Presentation May 14, 2008

Forward-Looking Statements and non-GAAP Financial Information The information provided at the meeting today will include forward-looking statements relating among other things to our sales, income from operations, capital expenditures, depreciation and amortization, our worldwide markets, our growth in relation to end markets we serve and reinvestment of the proceeds of the sale of our precision components segment. Forward-looking statements are based on management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of Hawk and which could cause actual results to differ materially from such statements. We do not assume any obligation to update these forward-looking statements.

Investment Highlights Worldwide leader of friction products to diverse industrial markets 80% of sales derived from specific sole-sourced applications Approximately 50% of sales generated from stable OE service and direct aftermarket due to "wear-part" quality nature of product Long standing blue chip customer relationships: 20+ years Strong Balance Sheet with $70.9 million in cash and marketable securities at March 31, 2008 Significant management ownership: 32% of common shares

Hawk serves some of the world's best known companies

Performance Friction Aircraft & Defense Heavy Truck Construction and Mining Speciality Friction Agriculture 0.042 0.185 0.09 0.486 0.043 0.154 First Quarter 2008 Sales by Market

First Quarter Comparative Sales by Market Market Change Construction and Mining 25.1% Aircraft & Defense 20.4% Agriculture 46.3% Heavy Truck (6.5%)

Friction Products Group Friction materials used in brakes, clutches and transmissions Products Markets Friction Materials - Construction & Mining Metallic Aircraft Cellulose "Paper" Military Carbon composites Agriculture Truck Recreation and performance automotive Friction technology improvements offering longer life, better friction qualities, lighter weight

FPG Market Position ($ in Millions) Market Total Market Size 2007 Hawk Sales 2006 Hawk Sales 2005 Hawk Sales Competition Customers Off-Highway $350 $128.5 Up 15.8% $111.0 Up 27.3% $87.2 Raytech Dynax Borg-Worner Caterpillar Deere Carraro ZF Sachs Volvo CNH Aircraft & Defense $110 $43.3 Up 5.6% $41.0 Up 24.2% $33.0 Honeywell Goodrich ABSC Parker On-Highway $180 $23.2 Down 18.0% $28.3 Up 9.3% $25.9 Miba Eaton Sachs Specialty & Perf. Brake $190 $20.8 Up 6.1% $19.6 Down 6.7% $21.0 Miba Carbonne Toshiba

Company Blueprint Focus on shareholders value Excellence in friction technology Dominant niche position Optimize OE business through: Operational excellence Technology advancement Customer intimacy Aftermarket OE heritage broadened through Street (Hawk Performance) Fleet Military Industrial (Velvetouch) Racing Seeking acquisitions and aggressive organic growth

Manufacturing Initiatives Operations leadership changes provided clear focus on manufacturing excellence Productivity levels continue to strengthen at all facilities Cost controls taking effect Scrap levels continue to decline Past due levels declining On-time delivery metrics improving Continued focus on lean manufacturing strategy Quality Processes

Technology Initiatives Current material development and product line extensions Fuel Cell development Partnership with UTC in development of next generation fuel cell technology Recipient of $1.0 million grant from State of Ohio Carbon composite based friction technology development Other composite material development

2007 Consolidated Income versus 2006 12/31/2007 12/31/2006 Revenue $215.9 $199.9 Gross profit $51.4 $45.6 Gross profit % 23.8% 22.8% Operating income $19.5 $15.4 Operating income % 9.0% 7.7% Income from continuing operations, after tax $7.8 $1.6

YTD Consolidated Income 03/31/2008 03/31/2007 Revenue $65.6 $54.2 Gross profit $17.4 $14.0 Gross profit % 26.5% 25.8% Operating income $6.5 $3.5 Operating income % 9.9% 6.5% Income from continuing operations, after tax $3.8 $1.9 Diluted EPS from continuing operations $0.40 $0.20

Net Sales

Operating Income

2008 Market Factors Continued strong performance from global industrial markets Construction & mining remains robust Expected rebound in on-highway truck market Softening in aircraft market in last half of year Inflationary pressures Steel cost increases Other cost pressures on raw material inputs - freight, utilities, other metals

2008 Guidance Estimated 12/31/2008 (in millions) Actual 12/31/2007 (in millions) Net Sales $245.0 - $250.0 $215.9 Income from continuing operations $21.0 - 23.0 $19.5 Effective tax rate 41.0% 43.4% Capital Expenditures $15.0 $7.9 Depreciation and amortization expense $8.0 $7.6

Investment Summary 2008 Company focusing on strongest segment - Friction Assessing best way to redeploy assets Acquisitions, internal projects Business base Red hot focus on operations Steady, varied end-market growth Lean-out manufacturing providing margin upside Good business characteristics - wear parts, strong after-market, pricing control, long term customer relationships, strong technology development programs, global positioning